UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITY EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2016

CAFEPRESS INC.
(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-35468 (Commission file number)	94-3342816 (IRS Employer Identification No.)

6901 A Riverport Drive, Louisville, Kentucky 40258 (Address of principal executive offices, including zipcode)

(502) 995-2268 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (18 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) 2016 Cash Bonus Plan

On March 2, 2016, the Compensation Committee approved the adoption of the Company’s 2016 cash bonus plan (the “Bonus Plan”). According to the Bonus Plan, the Company’s executive officers, and certain other non-executive officers, may be eligible to receive a cash bonus expressed as a percentage of their salary in the event the Company achieves certain business metrics. Payouts under the Bonus Plan will be earned by achievement of payout targets with 50% payable upon the achievement of certain minimum target levels, and 100% payable upon the achievement of certain maximum target levels. The bonus percentage was set at a maximum of 75%, 50% and 50% for Fred E. Durham, III, the Company’s Chief Executive Officer, Garett Jackson, the Company’s Chief Financial Officer, and Maheesh Jain, the Company’s Chief Marketing Officer, respectively. For each of Mr. Durham, Mr. Jackson and Mr. Jain, the target business metrics used are based on the Company’s Revenue, EBITDA performance, and generation of Free Cash Flow.

The above description of the 2016 Cash Bonus Plan does not purport to be complete and is qualified in its entirety by reference to a summary of such plan which is filed as Exhibit 10.1 hereto.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished with this Current Report on Form 8-K:

10.1 2016 Cash Bonus Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto, duly authorized.

CAFEPRESS INC.
March 8, 2016	/s/ Ekumene M. Lysonge___________________ By: Ekumene M. Lysonge Title: Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	2016 Cash Bonus Plan